Exhibit 3.1

FOURTH AMENDED AND RESTATED

BY-LAWS OF MEI PHARMA, INC.

ADOPTED AS OF DECEMBER 16, 2021

ARTICLE I

OFFICES

SECTION 1. Registered Office. The registered office of the Corporation shall be located in Wilmington, Delaware.

SECTION 2. Other Offices. The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDER

SECTION 1. Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date and time, within or without the State of Delaware, as the Board of Directors shall determine. The Board of Directors may determine that an annual meeting shall not be held at any place but shall instead be held solely by means of remote communication.

SECTION 2. Special Meeting. Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors, the Executive Committee or by stockholders holding together at least a majority of all the shares of the Corporation entitled to vote at the meeting, and shall be held at such date and time, within or without the State of Delaware as may be specified by such order.

SECTION 3. Notifications of Proposed Nominations and Other Business.

(a) Notice of Business. Proposed nominations for the election of directors, and proposals of other business, to be brought before any annual or special stockholders’ meeting may be made by (i) the Board of Directors or a committee appointed by the Board of Directors for such purpose, or (ii) any stockholder of the Corporation who (1) was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the written notice provided for in this Section 3 and at the time of the meeting; (2) is entitled to vote at the meeting; and (3) has complied with this Section 3 with respect to such proposal. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (ii) shall be the exclusive means for a stockholder to propose business to be brought before an annual or special meeting of the stockholders. To be timely, a stockholder’s notice must be received by the Secretary of the Corporation at the principal executive offices of the Corporation within the time set forth in paragraph (c) with respect to an annual meeting or in paragraph (d) with respect to a special meeting.

(b) Information in Notice. To be in proper form, a stockholder’s written notice to the Secretary must set forth:

(i) as to each person whom the stockholder or beneficial owner, if any, proposes to nominate for election or re-election as a director, (1) the name, age, and address (business and residential) of the proposed nominee; (2) a complete biography and statement of the proposed nominee’s qualifications; (3) the class and number of shares of the Corporation which are beneficially owned by the proposed nominee; (4) a description of all agreements, arrangements, understandings, and relationships between such stockholder or beneficial owner and the proposed nominee or between any of them and any other person or persons (including the names of such persons) in connection with the nomination to be made by the stockholder or beneficial owner; (5) information relevant to a determination of whether the proposed nominee can be considered an independent director of the Corporation; (6) the proposed nominee’s written consent to serve as a director of the Corporation if elected; (7) a completed and signed questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary of the Corporation upon written request); and (8) any other information (A) relating to the proposed nominee that would be required to be disclosed in a proxy or consent solicitation statement or any other filings required to be made in connection with a solicitation of proxies or consents for the election of the nominee as a director in a contested election pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed under Schedule 14A, or (B) that the Board of Directors may otherwise reasonably request;

(ii) if the notice relates to any business other than the nomination of a director or directors, (1) a brief description of the proposal desired to be brought before the meeting (including the text of any resolution proposed for consideration, and if such business includes proposed amendments to the Certificate of Incorporation or these By-Laws, the text of the proposed amendments); (2) the reasons for bringing the proposal before the meeting; (3) any interest in such proposal or the business to which it relates of the stockholder or beneficial owner, if any; and (4) a description of all agreements, arrangements, understandings, and relationships between such stockholder or beneficial owner and any other person or persons (including the names of such persons) in connection with the proposal; and

(iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or other business is proposed, (1) the name and address of such stockholder as it appears on the Corporation’s books (or on the books of The Depositary Trust Company or a similar depositary in which the stockholder is a participant), and of such beneficial owner; (2)(A) the number of shares of each class of stock of the Corporation which are, directly or indirectly, owned of record or beneficially by such stockholder or beneficial owner, or any affiliate or associate of such stockholder or beneficial owner; (B) descriptions of all options, warrants, convertible securities, stock appreciation rights, and other contractual rights that entitle the holder to acquire shares of stock of the Corporation of any class, or that have a value derived in whole or in part from the value of any class of stock of the Corporation, whether or not such right or instrument shall be subject to settlement in the underlying shares of stock of the Corporation, in cash, or otherwise (each a “Derivative Instrument”), which are directly or indirectly owned by such stockholder or beneficial owner, or any affiliate or associate of such stockholder or beneficial owner, and any other direct or indirect opportunity for such stockholder or beneficial owner, or any affiliate or associate of such stockholder or beneficial owner, to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Corporation, rights, or Derivative Instruments ; (C) any proxy, agreement, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, or any affiliate or associate of such stockholder or beneficial owner, has a right to vote any security of the Corporation; (D) any short interest in any securities of the Corporation, rights, or Derivative Instruments held by such stockholder or beneficial owner, or any affiliate or associate of such stockholder or beneficial owner (for purposes hereof, a person or entity shall be deemed to have a short interest in a security, right, or Derivative Instrument if such person or entity directly or indirectly, through any agreement, arrangement, understanding, or relationship, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security, right, or Derivative Instrument); (E) any rights held by such stockholder or beneficial owner, or any affiliate or associate of such stockholder or beneficial owner, to receive dividends or distributions or other payments in lieu of dividends or distributions on shares of stock of the Corporation, rights, or Derivative Instruments that are separated or separable from the underlying shares of stock of the Corporation, rights, or Derivative Instruments; (F) any proportionate interest in shares of stock of the Corporation, rights, or Derivative Instruments held by such stockholder or beneficial owner, or any affiliate or associate of such stockholder or beneficial owner, or held by a partnership or other entity in which such stockholder or beneficial owner, or any affiliate or associate of such stockholder or beneficial owner, is a partner or has another form of equity ownership; and (G) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner, or any affiliate or associate of such stockholder or beneficial owner, is or may be entitled to based on any increase or decrease in the value of shares of stock of the Corporation, rights, or Derivative Instruments; (3) any other information relating to such stockholder or beneficial owner, or any affiliate or associate of such stockholder or beneficial owner, that would be required to be disclosed in a proxy or consent solicitation statement or other filings required to be made in connection with solicitations of proxies or consents for the proposal pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed under Schedule 14A, or that the Board of Directors may otherwise reasonably request; (4) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting on the matter proposed and that the stockholder, or the beneficial owner, if any, intends to appear in person or by proxy or other representative at such meeting to propose such nomination or other business; and (5) if such stockholder or beneficial owner, or any affiliate or associate of such stockholder or beneficial owner, or any person acting in concert with such stockholder or beneficial owner or with any affiliate or associate of such stockholder or beneficial owner, intends to solicit proxies or consents in support of such stockholder’s or beneficial owner’s proposal, a statement to that effect.

For the purposes of this Section 3, (x) a stockholder will be deemed to be the holder of record of any shares of stock of the Corporation that are held for the stockholder’s account by The Depositary Trust Company or a similar depositary in which the stockholder is a participant; (y) if a stockholder of record proposes a nomination or other business on behalf of a beneficial owner of stock of the Corporation and the information described in Section 3(b)(iii) is provided about such beneficial owner, the stockholder does not have to provide the information about itself unless otherwise required by this Section 3; and (z) any information that such stockholder or a beneficial owner is required to provide about stock, rights, and Derivative Instruments held by the stockholder or beneficial owner must include information about stock, rights, and Derivative Instruments held by any person or entity with whom the stockholder or beneficial owner, or any affiliate or associate of the stockholder or beneficial owner, is acting in concert, or by the affiliates and associates of such persons or entities acting in concert with the stockholder or beneficial owner, or with any affiliate or associate of the stockholder or beneficial owner.

(c) Annual Meetings. For nominations or any other business that is a proper matter for stockholder action to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive offices of the Corporation containing the information required by this Section 3. To be timely, the stockholder’s notice must be received by the Secretary of the Corporation not later than the ninetieth (90th) day, nor earlier than the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that, in the event that no annual meeting was held in the previous year or the date of the current year’s annual meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the previous year’s annual meeting, the notice by the stockholder must be received by the Secretary at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to the current year’s annual meeting and not later than the later of the ninetieth (90th) day prior to the current year’s annual meeting and the tenth (10th) day following the date on which public announcement of the date of such annual meeting is first made). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding anything in the second sentence of this paragraph (c) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least ninety (90) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 3 shall be considered timely, but only with respect to nominees for the new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the tenth (10th) day following the day on which the increase in the number of directors to be elected is first announced to the public by the Corporation.

(d) Special Meetings. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Directors may be elected at a special meeting of stockholders only in accordance with a determination of the Board of Directors that directors are to be elected at the special meeting. If the Board of Directors determines that directors are to be elected at a special meeting, nominations of persons for election as directors at that special meeting may be made (i) by the Board of Directors or (ii) by a stockholder who has given timely notice thereof in writing to the Secretary pursuant to this Section 3. This shall be the exclusive means for a stockholder to make nominations with regard to a special meeting of stockholders at which directors are to be elected. To be timely, a stockholder’s notice must be received by the

Secretary at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(e) Updated Information. A stockholder providing notice of a proposed nomination or other business to be brought before an annual or special meeting shall update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(f) Public Announcement. For purposes of this Section 3, a public announcement shall mean disclosure in a press release reported by Business Wire, the Dow Jones News Service, Associated Press, or comparable national news service or in a document filed by the Corporation with, or furnished by the Corporation to, the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(g) “Affiliate” and “Associate”; “Acting in Concert.” For purposes of this Section 3, the terms “affiliate” and “associate” of a person shall having the meanings ascribed to those terms in Rule 12b-2 under the Exchange Act. For purposes of this Section 3, a person shall be deemed to be “acting in concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement, understanding, or relationship) in concert with, or towards a common goal relating to the management, governance, or control of the Corporation in parallel with, such other person where (i) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (ii) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings or conducting discussions (whether as stockholders, directors, or otherwise), or making or soliciting proxies or other invitations to act in concert or in parallel; provided, however, that a nominee shall always be deemed to be acting in concert with the stockholder (and beneficial owner, if any) that proposed the nominee; and provided further, that a person shall not be deemed to be acting in concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed under Schedule 14A. A person “acting in concert” with another person shall be deemed to be “acting in concert” with any affiliate or associate of such other person and with any third party (and any of its affiliates and associates) who is also acting in concert with such other person.

(h) Exchange Act Compliance. Notwithstanding the foregoing provisions of this Section 3, the stockholder and beneficial owner, if any, shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 3. Nothing in this Section 3 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(i) General. Only persons who are nominated in accordance with this Section 3 shall be eligible to be elected at a stockholders’ meeting to serve as directors and only such other business shall be conducted at a stockholders’ meeting as shall have been brought before the meeting in accordance with this Section 3. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chair of any annual or special meeting, as applicable, shall have the power to determine whether a nomination or a business proposal was made in accordance with this Section 3, and therefore can be voted upon at the meeting, and any determination by the chair will be binding both upon the Corporation and upon the stockholder and beneficial owner, if any, who made the proposal. Unless otherwise required by law, if the stockholder or the beneficial owner, if any, proposing a nomination or other business (or a representative thereof) does not appear at the meeting or any adjournment or postponement thereof to present the nomination or other proposed business, such nomination shall be disregarded and such other proposal shall not be considered. Any nomination or other proposed business that is not in compliance with this Section 3 shall not be a proper subject for action at the meeting or any adjournment or postponement thereof, notwithstanding that proxies in respect of such nomination or other proposal may have been received by the Corporation.

SECTION 4. Notice. Written notice of all meetings of stockholders shall be given to each stockholder of record who is entitled to vote at such meetings, stating the place, date, and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Each notice of meeting must also include a proxy form and specify a place and fax number or electronic address for the receipt of proxy appointments. Except as otherwise provided by law, a copy of the notice of any meeting shall be given, personally or by mail, or if the stockholder resides outside of the United States, by airmail, fax or other electronic means, not less than ten days nor more than sixty days before the date of the meeting, and directed to each stockholder of record at his record address. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mails. Notice given by facsimile telecommunication shall be deemed given when directed to a number at which the stockholder has consented to receive notice. Notice by electronic mail shall be deemed given when directed to an electronic mail address at which the stockholder has consented to receive notice. Notice given by a posting on an electronic network together with separate notice to the stockholders of such specific posting will be deemed given upon the later of (i) such posting and (ii) the giving of such separate notice. Notice given by any other form of electronic transmission will be deemed given when directed to a stockholder. If a meeting is adjourned to another time, not more than thirty days thereafter, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless, after adjournment, the new record date is fixed for the adjourned meeting.

SECTION 5. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place where the meeting is to be held and during the whole time of the meeting, and may be inspected by any stockholder who is present.

SECTION 6. Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. An appointment of a proxy is valid if it is signed by the stockholder granting such proxy or by his attorney-in-fact and contains the stockholder’s name and address, the name of the Corporation, the proxy’s name or the name of the office held by the proxy and the meetings at which the proxy may be used, or is in any other form that is satisfactory to the Board of Directors. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

SECTION 7. Quorum; Adjournments. Except as otherwise provided by law, a quorum for the transaction of business at any meeting of stockholders shall consist of the stockholders holding at least one-third of the shares of the capital stock of the Corporation, issued and outstanding, entitled to vote at the meeting. In the absence of a quorum at any meeting or any adjournment thereof, the holders of record of a majority of the shares present in person or by proxy and entitled to vote at such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 8. Conduct of Meeting. Meetings of stockholders shall be presided over by the Chair of the Board, the Chief Executive Officer, the President, a Vice President, or, if none of the foregoing is present, by a chair to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation shall act as secretary of every meeting, but if the Secretary is not present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

SECTION 9. Voting. At each meeting of stockholders, each stockholder entitled to vote any shares on any matter to be voted upon at such meeting shall be entitled to one vote on such matter for each such share. In the election of directors, a plurality of the votes cast shall elect each director. Any other action shall be authorized by a majority of the votes cast except as otherwise provided by law. Voting by ballot shall not be required for the election of directors or any other corporate action, except as otherwise provided by law.

SECTION 10. Written Consent of Shareholders Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having no less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

SECTION 1. Functions and Definition. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. The use of the Phrase “whole Board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

SECTION 2. Qualifications and Number. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the whole Board may be fixed from time to time by action of the Board of Directors, and until so fixed, shall be seven.

SECTION 3. Term. The Directors shall, except as hereinafter otherwise provided for filling vacancies, be elected at the annual meeting of stockholders or any special meeting called for such purpose, and shall hold office until their respective successors are elected and qualified or until their earlier death, resignation or removal.

SECTION 4. Annual Meeting. Following each annual election of directors, the newly elected Board shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.

SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors shall from time to time by resolution determine.

SECTION 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the direction of the Chair of the Board, President or by a majority of the directors then in office.

SECTION 7. Place. Meetings of the Board of Directors may be held at any place within or without the State of Delaware.

SECTION 8. Notice. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the meeting, or by telegraphing, telexing or telephoning the same or by delivering the same personally not later than the day before the meeting, at the residence address of each director or at his usual place of business.

SECTION 9. Quorum. Except as otherwise provided by law, a majority of the whole Board shall constitute a quorum. A majority of the directors present, whether or not a quorum present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 10. Organization. At all meetings of the Board of Directors, the Chair of the Board, or in his absence the Chief Executive Officer, the President or a chair chosen by the Directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in his absence, the presiding officer may appoint any person to act as secretary.

SECTION 11. The Chair of the Board. The Chair of the Board shall be elected from the directors who comprise the Board of Directors. The Chair of the Board shall preside at all meetings of the stockholders and at all meetings of the Board of Directors and shall have such other powers and perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors. Subject to compliance with applicable laws, rules or regulations, including the NASDAQ Listing Rules, the Chair of the Board shall have the right to be a member of each committee of the Board, including the Executive Committee.

SECTION 12. Resignation and Removal of Directors. Any director may resign at any time, and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

SECTION 13. Vacancies. Unless otherwise provided in the Certificate of Incorporation or in these By-Laws, vacancies among the directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

SECTION 14. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors or a committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

SECTION 15. Telephone, etc. Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

ARTICLE IV

COMMITTEES

SECTION 1. Executive Committee. The Board of Directors, by a resolution passed by a vote of a majority of the whole Board may appoint an Executive Committee of two or more directors which, except as otherwise provided by the Board of Directors, shall have and exercise all the powers of the Board of Directors in the management of the property, business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the Executive Committee shall not have any power or authority to declare dividends, issue stock, recommend to the stockholders any action requiring their approval, change the membership of any committee at any time, fill vacancies on the Board or on any committee thereof, discharge any committee either with or without cause at any time, elect officers or amend or repeal the By-Laws of the Corporation. The Board of Directors shall appoint the Chair of the Executive Committee and may designate one or more directors as alternate members of the Executive Committee, who may replace any absent or disqualified member at any meeting of the Executive Committee. Vacancies on the Executive Committee shall be filled by the Board of Directors in the same manner as original appointment to such Committee.

SECTION 2. Other Committees. From time to time the Board of Directors by a resolution adopted by a majority of the whole Board may appoint any other committee or committees for any purpose or purposes, to the extent lawful, which shall have such powers and shall be determined and specified by the Board of Directors in the resolution of appointment.

SECTION 3. Procedures Applicable to All Committees. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. The presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and any action taken by a committee shall be reported to the Board of Directors at its meeting next succeeding such action.

SECTION 4. Termination of Committee Membership. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE V

OFFICERS.

SECTION 1. Executive Officers. The executive officers of the Corporation may include a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer, and a Secretary, all of whom shall be elected annually by the Board of Directors. Unless otherwise provided in the resolution of election, each officer shall hold office until the next annual election of directors or until his earlier resignation or removal. Any two of such offices may be held by the same person.

SECTION 2. Other Officers. The Board of Directors may appoint such other officers and agents as it may deem necessary or advisable, for such term as the Board of Directors shall fix in such appointment, who shall have such authority and perform such duties as may from time to time be prescribed by the Board.

SECTION 3. Resignation and Removal. Any officer may resign at any time, and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. All officers, agents and employees of the Corporation shall be subject to removal, with or without cause, at any time by the affirmative vote of a majority of the whole Board. The power to remove agents and employees, other than officers or agents elected or appointed by the Board of Directors, may be delegated as the Board of Directors shall determine.

SECTION 4. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, have general charge and control of all the Corporation’s business and affairs and, subject to the control of the Board of Directors, shall have all powers and shall perform all duties incident to the office of Chief Executive Officer. In the absence of the Chair of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. In addition, the Chief Executive Officer shall have such other powers and perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors.

SECTION 5. President. The President shall, subject to the control of the Board of Directors, have all powers and shall perform all duties incident to the office of President. In the absence of the Chair of the Board and the Chief Executive Officer, the President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. In the absence of the Chief Executive Officer, the President shall be the chief executive officer of the Corporation, have general charge and control of all the Corporation’s business and affairs and shall have such other powers and perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors.

SECTION 6. Vice Presidents. A Vice President shall perform such duties and shall have such authority as from time to time may be assigned to him by the Board of Directors or the President.

SECTION 7. The Treasurer. Subject to the direction of the Board of Directors, the Treasurer shall have the general care and custody of all the funds and securities of the Corporation which may come into his hands and shall deposit the same to the credit of the Corporation in such bank or banks or depositaries as from time to time may be designated by the Board of Directors, and shall pay out and dispose of the same under the direction of the Board of Directors. The Treasurer shall in general perform all duties incident to the position of Treasurer and such other duties as may be assigned to him by the Board of Directors or the President.

SECTION 8. The Secretary. The Secretary shall keep the minutes of all proceedings of the Board of Directors and the minutes of all meetings of the stockholders and also, unless otherwise directed by such committee, the minutes of each committee, in books provided for that purpose, of which he shall be the custodian; he shall attend to the giving and serving of all notices for the Corporation; he shall have charge of the seal of the Corporation, of the stock certificate books and such other books and papers as the Board of Directors may direct; and he shall in general perform all the duties incident to the office of Secretary and such other duties as may be assigned to him by the Board of Directors or the President.

SECTION 9. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and none of such officers shall be prevented from receiving a salary by reason of the fact that he is also a director of the Corporation.

ARTICLE VI

STOCK

SECTION 1. Stock Certificates. The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated. Certificates for the shares of stock of the Corporation, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by certificate in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the Shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the books of the Corporation.

Except as hereinafter provided, all certificates surrendered to the Corporation for transfer shall be canceled, and no new certificates shall be issued until former certificates for the same number of shares have been surrendered and canceled.

SECTION 2. Lost, Stolen or Destroyed Certificates. Whenever a person owning a certificate for shares of stock of the Corporation alleges that it has been lost, stolen or destroyed, he or she shall file in the office of the Corporation an affidavit setting forth, to the best of his or her knowledge and belief, the time, place and circumstances of the loss, theft or destruction, and, if required by the Corporation, a bond of indemnity or other indemnification sufficient, in the opinion of the Corporation, to indemnify the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate in replacement therefor. Thereupon the Corporation may cause to be issued to such person a new certificate in replacement for the certificate alleged to have been lost, stolen or destroyed. Upon the stub of every new certificate so issued shall be noted the fact of such issue and the number, date and the name of the registered owner of the lost, stolen or destroyed certificate in lieu of which the new certificate is issued.

SECTION 3. Transfer of Shares.

(a) Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized in writing, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares, except as provided in Sections 2 and 3(b) of this Article VI.

(b) The Board of Directors must not register a transfer of shares that has not been registered pursuant to an effective registration statement under the Securities Act except in accordance with the provisions of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

SECTION 4. Regulations. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

SECTION 5. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

SECTION 6. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, as the case may be, the Board of Directors may fix, in advance, a record date, which shall not be (i) more than sixty (60) nor less than ten (10) days before the date of such meeting, or (ii) in the case of corporate action to be taken by consent in writing without a meeting, not more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors, or (iii) more than sixty (60) days prior to any other action.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and the record date for determining stockholders for any other purpose (except corporate action to be taken by consent in writing) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

If a holder of record of any class of stock of the Corporation, or a series thereof, the holders of which may act by a consent in writing, wishes to have those stockholders authorize or take corporate action by written consent, such stockholder shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date is fixed by the Board within such ten (10) day period, the record date for determining stockholders entitled to consent to corporate action, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation at its registered office in the state of Delaware or to its principal place of business to the attention of the Secretary of the Corporation. Delivery made to the registered office of the Corporation for this purpose shall be by hand or by certified or registered mail with return receipt requested. If no record date is so fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

ARTICLE VII

WAIVER OF NOTICE

Any person may waive any notice required to be given by law, in the Certificate of Incorporation or under these By-Laws (i) by attendance in person, or by proxy if a stockholder, at any meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or (ii) by a writing signed by the person or persons entitled to said notice whether before or after the time stated in said notice, which waiver shall be deemed equivalent to such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE VIII

CONTRACTS

The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

ARTICLE IX

CORPORATE SEAL

The seal of the Corporation shall be circular in form and contain the name of the Corporation and the words and numerals “Corporate Seal 2000 Delaware,” which seal shall be and remain in the charge of the Secretary, to be used as directed by the Board of Directors.

ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on June 30 of each calendar year.

ARTICLE XI

INDEMNIFICATION

SECTION 1. Who May Be Indemnified

(a) Actions, Suits and Proceedings Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

(b) Actions or Suits By or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) Indemnification for Expenses. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Determination of Entitlement to Indemnification. Any indemnification under paragraph (a) or (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraph (a) or (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e) Advance of Expenses. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of much director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

(f) Indemnification by Stockholders. Certain directors are serving on the Board of Directors at the request of certain stockholders and have certain rights to indemnification, advancement of expenses and/or insurance provided by such stockholders or their respective affiliates (collectively, the “Stockholder Indemnitors”). The Company shall be the indemnitor of first resort (i.e., its obligations to such directors are primary and any obligation of the Stockholder Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such directors are secondary). The Company shall advance the full amount of expenses incurred by such directors and shall be liable for the full amount of all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred to the extent legally permitted and as required hereunder, without regard to any rights such director may have against the Stockholder Indemnitors. No advancement or payment by the Stockholder Indemnitors on behalf of such directors with respect to any claim for which such director has sought indemnification from the Company shall affect the foregoing and the Stockholder Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such directors against the Company.

(g) Subrogation. In the event of payment of indemnification to a person pursuant to this Article XI, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the

Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce such recovery (it being understood, for the avoidance of doubt, that the foregoing shall not apply with respect to any advancement or payment for indemnification received from a Stockholder Indemnitor).

(h) Duplication of Payments. Except as provided in paragraph (f) above, the Corporation’s obligation, if any, to indemnify or to advance expenses to any officer, director, employee or other agent pursuant to this Article XI shall be reduced by any amount such officer, director, employee or other agent has actually received as indemnification or advancement of expenses under any indemnification obligation of any other entity, insurance policy, agreement or otherwise.

SECTION 2. Indemnification Not Exclusive Right. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 3. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

SECTION 4. “Corporation” Defined for Indemnification Purposes. For purposes of this Article, references to “the Corporation” shall include (in addition to the Corporation and any resulting corporation) any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if the separate existence had continued.

SECTION 5. Any repeal or modification of the foregoing provisions of this ARTICLE XI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any person entitled to indemnification or advancement of expenses under this ARTICLE XI and such person’s heirs, executors and administrators.

ARTICLE XII

FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware, in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to (A) the provisions of this ARTICLE XII, (B) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any court located outside of the State of Delaware to enforce this ARTICLE XII (a “Foreign Action”) and (C) having service of process made upon such person or entity in any such Foreign Action by service upon such person or entity’s counsel in the Foreign Action as agent for such person or entity.

ARTICLE XIII

AMENDMENTS

The Board of Directors shall have power to adopt, amend or repeal By-Laws. By-Laws adopted by the Board of Directors may be amended or repealed by the stockholders.